Exhibit 10.3

July 17, 2018

Dear Brian,

I am pleased to confirm our formal offer of employment to you for the position of Senior Vice President & Chief Financial Officer for American Home Shield. The purpose of this letter is to summarize the terms of our offer.

As Senior Vice President & Chief Financial Officer for American Home Shield located in Memphis, TN you will report to Rex Tibbens, Chief Executive Officer. Your effective start date is to be mutually agreed upon.

Base Salary

Your base compensation in this position will be at an annual rate of $430,000. This will be paid on the 15th and the last business day of each month.

Annual Incentive Plan (AIP)

In this position, you will be eligible to receive a bonus payment with a target of 60% of your base salary under the Annual Incentive Plan (“AIP”).

Equity

Sign-On Equity Award

Upon approval by the Compensation Committee of the Board of Directors, you will receive a Restricted Stock Unit award (“RSUs”) with a grant date value of $250,000.

The actual number of RSUs will be determined by dividing the grant date value by the Fair Market Value of the Company’s common stock on the date of the award which is typically on your date of hire.

Additional information on the Plan, including the Plan documents, will be provided to you upon approval of the awards.

Annual Equity Award

Beginning in 2019, you will be eligible to be considered for annual equity awards with a target grant date value of 125% of your annual base salary, with the form of such awards to be determined by the Compensation Committee of the Board.

Additional information on the Plan, including the Plan documents, will be provided to you upon approval of the awards.

Conditions of Employment

This letter shall not constitute an employment contract and nothing herein changes your status as an “at-will” employee.

If you have any questions please do not hesitate to call me 901-597-1852. Please return your signed offer letter to me by July 25, 2018.

Brian, we look forward to having you as a key member of the American Home Shield team. Our success hinges upon the people who make up our organization and we are excited about the strength you will lend to our team.

Sincerely,

/s/ Rex Tibbens
Rex Tibbens
Chief Executive Officer

I accept this offer of employment under the terms and conditions set forth above.

Signature:	/s/ Brian K. Turcotte	Date:	7/19/18